                                                                    Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report set forth on page F-2 of this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-38644, 333-82925, 333-59291, 333-22675 and 333-2196.

/s/ Arthur Andersen, LLP
Boston, Massachusetts
March 22, 2001